                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           The Fairchild Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           The Fairchild Corporation
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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     Schedule 14A.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
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

[LOGO OF FAIRCHILD CORPORATION]

                           THE FAIRCHILD CORPORATION
                             45025 Aviation Drive
                                   Suite 400
                             Dulles, VA 20166-7516

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

Date:

     Tuesday, November 13, 2001

Time:

     10:00 a.m.

Place:
     Dulles Airport Marriott
     45020 Aviation Drive
     Dulles, Virginia

Matters to be voted on:

  1. Election of ten directors.

  2. Approval of the issuance of 86,942 stock options to non-employee directors.

  3. Approval of one of the performance goals and incentive compensation for the Senior Vice President, Tax.

  4. Approval of one of the performance goals and incentive compensation for the Chief Financial Officer.

  5. Approval of one of the performance goals and incentive compensation for the Executive Vice President.

  6. Approval of performance goals and incentive compensation for the President.

  7. Approval of performance goals and incentive compensation for the Chief Executive Officer.

  8. Any other matters properly brought before the shareholders at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Donald E. Miller

                                          Donald E. Miller
                                          Executive Vice President & Secretary

October 10, 2001

                                    CONTENTS

                                                                      Page
General Information About Voting                                         1
Proposal No. 1: Election of directors                                    2
  General Information About the Nominees                                 2
  Information As to Executive Officers                                   7
  Section 16(a) Beneficial Ownership Reporting Compliance                8
  Executive Compensation                                                 9
    Table: Summary Compensation                                          9
    Table: Options Granted                                              10
    Table: Option Exercises and Year-End Value                          10
  Employment Agreements and Change of Control Arrangements              11
  Pension and Retirement Benefits                                       13
  Report of the Compensation Committee                                  15
  Report of the Audit Committee                                         18
  Stock Performance Graphs                                              19
  Stock Ownership                                                       20
  Certain Transactions                                                  22
Proposal No. 2: Approval of the issuance of 86,942 stock options to
 Non-Employee Directors (pursuant to the 2001 NED Plan)                 23
Proposal No. 3: Performance Goals and Incentive Compensation for the
 Senior Vice President, Tax                                             26
Proposal No. 4: Performance Goals and Incentive Compensation for the
 Chief Financial Officer                                                27
Proposal No. 5: Performance Goals and Incentive Compensation for the
 Executive Vice President                                               28
Proposal No. 6: Performance Goals and Incentive Compensation for the
 President                                                              29
Proposal No. 7: Performance Goals and Incentive Compensation for the
 Chief Executive Officer                                                31
Relationship with Independent Accountants                               33
Shareholder Proposals                                                   33
Annual Report                                                           34
Appendix 1: 2001 Non-Employee Directors Stock Option Plan

                                PROXY STATEMENT

  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the board of directors. This proxy statement was first mailed to shareholders on October 10, 2001.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

  Only shareholders of record holding Class A common stock or Class B common stock as of the close of business on October 1, 2001, will be entitled to receive notice of the annual meeting and to vote at the meeting.

  On October 1, 2001, there were 22,527,801 shares of Class A common stock and 2,621,502 shares of Class B common stock outstanding and eligible to vote. Shares of common stock owned by the Company or any subsidiary are not entitled to vote, and are not included in the number of outstanding shares.

How do I vote by proxy?

  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the ten director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

  The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

  Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

  Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

  We will hold the annual meeting if holders of a majority of the shares of Class A common stock and Class B common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed in the proxy card.

  If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that the New York Stock Exchange determines to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

  We do. In addition to sending you these materials, some of our employees may contact you by phone, by mail, or in person. None of these employees will receive any extra compensation for doing this. The Company will also reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  An entire board of directors, consisting of ten members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. We recommend a vote "FOR" the nominees presented below.

  Vote Required. The ten nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

  Nominations. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

                    GENERAL INFORMATION ABOUT THE NOMINEES

  All of the nominees are currently directors of the Company. Each has agreed to be named in this proxy statement and to serve as a director if elected. All nominees have been designated as "Continuing Directors" as defined in the Company's Certificate of Incorporation.

  Related party transactions between the Company and certain directors, or their immediate family members or affiliates, are set forth in this proxy statement under the heading "Certain Transactions." Information regarding late filings of stock ownership forms by certain directors is set forth in this proxy statement, under the heading "Section 16(a) Beneficial Ownership Reporting Compliance."

Name                Age Position
----                --- --------
Melville R. Barlow   72 Director
Mortimer M. Caplin   85 Director
Philip David         70 Director
Robert E. Edwards    53 Director
Steven L. Gerard     56 Director
Harold J. Harris     72 Director
Daniel Lebard        62 Director
Herbert S. Richey    79 Director
Eric I. Steiner      39 President, Chief Operating Officer and Director
Jeffrey J. Steiner   64 Chairman of the Board and Chief Executive Officer

  Melville R. Barlow. Director Since 1996. Consultant to the Company:
September 1995 to June 1996. President of Pilkington Aerospace, Inc. (manufacturer of aircraft transparencies): July 1991 through March 1994. Corporate Vice President of General Dynamics and General Manager of General Dynamics Electronics Division (manufacturer of military aircraft automatic test equipment): June 1984 to March 1991.

  Mortimer M. Caplin. Director Since 1990. Senior member of Caplin & Drysdale (attorneys): 1964 to Present. Director of Presidential Realty Corporation and Danaher Corporation.

  Philip David. Director Since 1985. Consultant to the Company: January 1988 to June 1993. Company employee: January 1988 to December 1989. Professor of Urban Development at Massachusetts Institute of Technology: 1971 to 1988. Director of IRI International, Inc.

  Robert E. Edwards. Director Since 1998. Executive Vice President of Fairchild Fasteners: March 1998 to January 2001. Chief Operating Officer of Fairchild Fasteners U.S. Operations: January 2000 to January 2001. Chief Executive Officer of Fairchild Fasteners Direct: March 1998 to December 1999. President and Chief Executive Officer of Edwards and Lock Management Corporation (predecessor of Fairchild Fasteners Direct): 1983 to 1998. Pursuant to the merger agreement by which the Company acquired Fairchild Fasteners Direct, Mr. Edwards is to be nominated for election as a director every year as long as he continues to own at least 541,258 shares of Class A common stock.

  Steven L. Gerard. Director Since 1999. Chief Executive Officer and Director of Century Business Services, Inc. (provider of integrated business services and products): October 2000 to present. Chairman and Chief Executive Officer of Great Point Capital, Inc. (financial and operating consultants): 1998 to October 2000. Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc. and its successor, Ocean View Capital, Inc., a manufacturer of insulated wire and cable: September 1992 to August 1997. Director of Lennar Corporation, Aviation Sales Company and Joy Global, Inc.

  Harold J. Harris. Director Since 1985. President of Wm. H. Harris, Inc. (retailer): 1955 to Present. Director of Capital Properties Incorporated of Rhode Island.

  Daniel Lebard. Director Since 1996. Chairman of Supervisory Board of Daniel Lebard Management Development SA, a consulting firm in Paris, France, which performs management services: 1982 to Present. Chief Executive Officer of ISPG and Executive Chairman of Albright & Wilson plc (manufacturer of added value phosphate products): 1998 to 2000.

  Herbert S. Richey. Director Since 1977. President of Richey Coal Company (coal properties-brokerage and consulting): 1979 to December 1993.

  Dr. Eric I. Steiner. Director Since 1988. President of the Company:
September 1998 to Present. Chief Operating Officer of the Company: November 1996 to Present. President of Fairchild Fasteners: August 1995 to Present. Executive Vice President of the Company: November 1996 to September 1998. Senior Vice President, Operations of the Company: May 1992 to November 1996. Dr. Steiner is the son of Jeffrey J. Steiner.

  Jeffrey J. Steiner. Director Since 1985. Chairman of the Board and Chief Executive Officer of the Company: December 1985 to Present. President of the
Company: July 1991 to September 1998. Director of Communication Intelligence Corp., Franklin Holding Corp., and Global Sources Ltd.

  Articles have appeared in the French press reporting an inquiry by a French magistrate into allegedly improper business transactions involving Elf Acquitaine, a French petroleum company, its former chairman and various third parties, including Maurice Bidermann. In connection with this inquiry, the magistrate has made inquiry into allegedly improper transactions between Mr. Steiner and that petroleum company. In response to the magistrate's request, Mr. Steiner has submitted written statements concerning the transactions and appeared in person, in France, before the magistrate and others. The magistrate put Mr. Steiner under examination (mis en examen) with respect to this matter and imposed a surety (caution) of ten million French Francs which has been paid. Mr. Steiner has not been charged.

Board Meetings

  The Board held five meetings during fiscal 2001, and acted three times by unanimous written consent. No incumbent director attended less than seventy-five percent of the aggregate number of meetings of the Board and committees on which he served.

Board Committees

  The Board has five standing committees. The following chart describes the function and membership of each standing committee and the number of times it met in fiscal 2001:

                                Audit Committee
                               (Held 4 meetings)

Function                                          Members
--------                                          -------
 . Examines and considers matters relating to the  Herbert Richey (Chairman)
  internal and external audits of the Company's   Melville Barlow
  accounts and its financial affairs.             Mortimer Caplin
                                                  Steven Gerard
                                                  Harold Harris
 . Selects the Company's independent auditors.

  The Board of Directors has determined that all members of the Audit
Committee are "independent" as defined in the listing standards of the New
York Stock Exchange. The Board was advised that a subsidiary of the firm of Century Business Services, Inc. (of which Mr. Gerard is the Chief Executive
Officer) has been engaged by the Company to do auditing work in connection with Fairchild's qualified pension and 401(k) plans. However, such services are not provided by Mr. Gerard himself, and the amount of such services is less than $60,000 a year. Based on this, the Board has determined that Mr.
Gerard is independent of the Company and its management, and that the business relationship with his firm does not impede on such independence.

  The Board has adopted a written charter for the Audit Committee. The NYSE requires that a copy of the charter be published at least once every three years. A copy of the Audit Committee's charter was attached as Appendix 1 to last year's proxy statement.

                    Compensation and Stock Option Committee
             (Held 4 meetings and acted 1 time by written consent)

Function                                          Members
--------                                          -------
 . Initial responsibility for all compensation     Philip David (Chairman)
  actions affecting the Company's officers,       Melville Barlow
  including base salaries, bonus awards, stock    Daniel Lebard
  option awards and the terms and conditions of   Herbert Richey
  their employment.
 . Administers the Company's stock option plan.

                              Executive Committee
                     (took no actions in fiscal year 2001)

Function                                             Members
--------                                             -------
 . May consider pertinent matters and exercise all    Jeffrey Steiner (Chairman)
  powers of the Board, which by law it may exercise  Mortimer Caplin
  when the Board is not in session.                  Herbert Richey
                                                     Eric Steiner

                   Corporate Ethics and Compliance Committee
                               (Held 2 meetings)

Function                                             Members
--------                                             -------
 . Oversees the Company's ethics programs.            Mortimer Caplin (Chairman)
                                                     Melville Barlow
                                                     Herbert Richey

                              Nominating Committee
                                (Held 1 meeting)

Function                                             Members
--------                                             -------
 . Considers and recommends to the Board candidates   Jeffrey Steiner (Chairman)
  for election to the Board of Directors by the      Eric Steiner
  shareholders.                                      Harold Harris

Directors Compensation

  Board members that are not salaried employees of the Company receive separate compensation for Board service. That compensation includes:

Annual Retainer:     $20,000

Attendance Fees:     $2,500 for each Board meeting.
                     $2,500 for each Audit Committee meeting.
                     $1,000 per meeting for all other Board Committee meetings.
                     Expenses related to attendance.

Stock Options:
                     Under the 1996 Non-Employee Directors Stock Option Plan (the "1996 NED Plan") each non-employee director is issued stock options for 30,000 shares at the time he or she is first elected as a director. Thereafter, each director is issued stock options for 1,000 shares on an annual basis (immediately after each Annual Meeting).

                     Under the 2000 Non-Employee Directors Stock Option Plan (the "2000 NED Plan") each non-employee director was issued stock options for 7,500 shares (52,500 shares in the aggregate) immediately after the 2000 Annual Meeting.

                     Under the 2001 Non-Employee Directors Stock Option Plan (the "2001 NED Plan") the non-employee directors will be issued stock options ranging from 2,000 to 30,000 per non-employee director. Such stock options shall be issued immediately after the 2001 Annual Meeting. The aggregate number of stock options to be issued under the 2001 NED Plan is 86,942. See discussion of the 2001 NED Plan under Proposal No. 2 of this Proxy Statement.

Nominees for Next Year's Annual Meeting

  The Nominating Committee will consider written recommendations for nominees for next year's annual meeting, submitted prior to June 12, 2002, by shareholders to the Secretary of the Company. Biographical information and the written consent of the potential nominee must accompany the recommendation.

                     INFORMATION AS TO EXECUTIVE OFFICERS

  Set forth below is certain information about each executive officer of the Company who is not a director of the Company. All of the executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board or until their successors are elected and qualified. Related party transactions between the Company and certain officers (or their immediate family members or affiliates) are set forth in this proxy statement under the heading "Certain Transactions."

  Michael T. Alcox, 53, has served as Senior Vice President and Chief Financial Officer of the Company since July 2000. Effective September 2001, Mr. Alcox will work on a reduced hours schedule, with other officers assuming some of his responsibilities. Mr. Alcox previously served as Vice President (from September 1996 to July 2000), as Senior Vice President and Chief Financial Officer (from December 1987 to September 1996), as Treasurer (from September 1990 to November 1991) and as a Director (from 1988 to 1999).

  John L. Flynn, 55, has served as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax from August 1989 to September 1994.

  Donald E. Miller, 54, has served as Executive Vice President of the Company since September 1998, as General Counsel since January 1991 and as Corporate Secretary since January 1995. He served as Senior Vice President of the Company from January 1991 through September 1998.

  Warren D. Persavich, 48, has served as President of the Company's Distribution Division since April 1999, and as Senior Vice President and Chief Operating Officer of Banner Aerospace, Inc. since May 1998. Prior to that, he served as Senior Vice President and Chief Financial Officer of Banner Aerospace from June 1990 through May 1998, and as Vice President of Banner Aerospace from March 1990 through June 1990.

  Karen L. Schneckenburger, 52, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Prior to that, she served as Director of Finance of Fairchild Industries from 1986 through 1989.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports (on Forms 3, 4 and 5) with the Securities and Exchange Commission, disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during fiscal year 2001 all reports were filed on a timely basis, except as follows: Dr. Eric Steiner filed a Form 5 with the SEC on August 14, 2001 (reporting the purchase of 5,000 shares of Class A Stock by The Steiner Children's Trust) that was due to be filed on October 10, 1998.

                            EXECUTIVE COMPENSATION

                          Table: Summary Compensation

                                                                        Long Term
                                                                      Compensation
                                  Annual Compensation                    Awards
                        ---------------------------------------- -----------------------
                                                                 Securities
                                                    Other Annual Underlying  All Other
       Name and         Fiscal  Salary     Bonus    Compensation  Options   Compensation
  Principal Position     Year   ($)(1)     ($)(1)       ($)         (#)        ($)(2)
  ------------------    ------ --------- ---------- ------------ ---------- ------------
Jeffrey J. Steiner,      2001  2,500,005    266,300     --         45,000      39,843
Chairman & CEO           2000  2,061,554  3,623,314     --            --       31,983
                         1999  2,007,215 11,207,617     --         25,000      29,927
Michael T. Alcox,        2001    319,807    108,333     --            --        4,445
Senior Vice President    2000    129,816     65,000     --            --        3,005
And CFO                  1999    125,008     25,000     --            --        1,202
John L. Flynn,           2001    300,019    125,000     --         15,000      14,562
Senior Vice President,   2000    285,595    217,350     --            --        5,806
Tax                      1999    269,230    875,000     --         10,000       3,173
Donald E. Miller,        2001    375,003    125,000     --         15,000      19,626
Executive Vice
 President,              2000    352,675    449,656     --         25,000       8,231
General Counsel &
 Secretary               1999    332,345    900,000     --         25,000       6,331
Eric I. Steiner,         2001    725,005    217,500     --         20,000      28,405
President & COO          2000    565,386    829,850     --         25,000       8,304
                         1999    510,618  4,300,000     --         75,000       6,562

--------
(1) Bonuses shown in the table for 2000 include a bonus of Global Sources shares, with a market value (at the time the compensation was awarded) as follows: J. Steiner--30,000 shares ($479,100 market value); J. Flynn-- 5,000 shares ($79,850 market value); D. Miller--5,000 shares ($79,850 market value); E. Steiner--5,000 shares ($79,850 market value).

(2) Includes the following for fiscal 2001:

  a.Company matching contributions under 401(k) savings plan, as follows:

    J. Steiner       $4,133
    M. Alcox          4,445
    J. Flynn          4,779
    D. Miller         4,136
    E. Steiner        4,250

  b. Income imputed for split-dollar life insurance coverage, as follows:

    J. Steiner       $25,927
    D. Miller          2,868
    E. Steiner        11,533

  c. Imputed interest on loans to officers, as follows:

    J. Steiner       $ 9,783
    J. Flynn           9,783
    D. Miller         12,622
    E. Steiner        12,622

                     Table: Options Granted in Fiscal 2001

                                  Individual Grants
                    ----------------------------------------------
                                                                    Potential Realizable
                                                                      Value at Assumed
                                     % of                           Rates of Stock Price
                    Securities  Total Options                         Appreciation for
                    Underlying    Granted to   Exercise                 Option Term
                     Options      Employees     Price   Expiration ----------------------
       Name          Granted    in Fiscal 2001  ($/Sh)     Date    5% ($) (1) 10% ($) (1)
       ----         ----------  -------------- -------- ---------- ---------- -----------
Jeffrey J. Steiner    45,000(2)       15%       6.5625   09/18/05    81,590     180,291
Michael T. Alcox         --            0%
John L. Flynn         15,000(2)        5%       6.5625   09/18/05    27,197      60,097
Donald E. Miller      15,000(2)        5%       6.5625   09/18/05    27,197      60,097
Eric I. Steiner       20,000(2)        7%       6.5625   09/18/05    36,262      80,129

--------
(1) The potential realizable value for each named executive officer reflects the increase in value of the shares granted, based on a beginning price equal to the stock option exercise price and assuming rates of stock value appreciation of 5% and 10%, respectively, over a period of five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) These options were granted on 9/19/00; 25% became exercisable on 9/19/01; 50% are exercisable on 9/19/02; 75% are exercisable on 9/19/03; and 100% are exercisable on 9/19/04.

                  Table: Option Exercises and Year-End Value

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                                                     Options at                Options at
                                                    June 30, 2001             June 30, 2001
                  Shares Acquired  Value      ------------------------- --------------------------
                    on Exercise   Realized    Exercisable Unexercisable Exercisable  Unexercisable
      Name              (#)         ($)           (#)          (#)          ($)           ($)
      ----        --------------- --------    ----------- ------------- -----------  -------------
Jeffrey Steiner       222,700     668,100(1)    460,497      82,500     (2,406,558)    (513,863)
Michael T. Alcox       25,850      84,013(1)          0           0
John L. Flynn          17,400      43,500(1)     27,500      22,500       (279,881)     (74,306)
Donald Miller          11,700      38,756(1)     63,750      51,250       (602,488)    (229,800)
Eric Steiner              --          --        227,261      86,250     (1,825,185)    (500,075)

--------
(1) Pursuant to the Company's Stock Option Deferral Plan, officers may defer the gain on exercise of stock options. An officer's deferred gain is issued in the form of "Deferred Compensation Units," representing the number of shares of common stock that the officer shall be entitled to receive upon expiration of the deferral period.

  Under the Stock Option Deferral Plan, the following named executive officers deferred gain as follows:

  J. Steiner deferred $668,100 in exchange for 100,845 Deferred Compensation Units;
  M. Alcox deferred $ 84,013 in exchange for 12,220 Deferred Compensation
  Units;
  J. Flynn deferred $ 43,500 in exchange for 7,102 Deferred Compensation Units; and
  D. Miller deferred $ 38,756 in exchange for 5,586 Deferred Compensation
  Units.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  The following summarizes employment agreements and change of control agreements:

 .Employment Agreement between the Company and Jeffrey Steiner:

Term of the Agreement:         Five year term, extended annually by an
                               additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under
the Agreement:
                               As determined by the Compensation Committee.

Current Base Salary:           $1,700,000 per year.

Payments in Event of Death:    Estate to receive an amount equal to one year's
                               base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of
Termination Due to
Disability:                    Fifty percent of base salary for two years,
                               plus bonuses for the fiscal year in which disability occurred.

Payments in the event of a
"change in control":
                               2.99 times base salary and 2.99 times the preceding year's bonus.

 .  Employment Agreement between Banner Aerospace (Company Subsidiary) and
   Jeffrey Steiner:

Term of the Agreement:         Three year term, extended annually by an
                               additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under
the Agreement:
                               Not less than $250,000 per year, and an annual bonus if certain performance targets are met.

Current Base Salary:           $400,000 per year.

Payments in Event of Death:    Estate to receive an amount equal to one year's
                               base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of
Termination Due to
Disability:
                               Fifty percent of base salary for two years, plus bonuses for the fiscal year in which disability occurred.

Payments in the event of a
"change in control":
                               2.99 times base salary and 2.99 times the preceding year's bonus.

 . Service Agreement between Fairchild Switzerland, Inc. (Company Subsidiary) and Jeffrey Steiner:

Term of the Agreement:         Year to year.

Minimum Base Salary Under
the Agreement:
                               Greater of $400,000 or 680,000 Swiss Francs per year, but not more than $400,000.

 .  Letter Agreements between the Company and each of the following officers:
   Donald Miller and John L. Flynn

Payments in the event of
Termination Without Cause:
                               2 times then current annual base salary, plus 1 times salary in lieu of bonus.

Payments in the event of a
"change in control":
                               2 times then current annual base salary, plus 1 times salary in lieu of bonus.

 .  Employment Agreement between the Company and Eric Steiner:

Term of the Agreement:         Three year term, extended annually by an
                               additional 12 months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under
the Agreement:
                               $540,000 per year.

Current Base Salary:           $725,000.

Payments in Event of Death:    Same as the Company's highest compensated
                               officer. Currently, Jeffrey Steiner is the highest compensated officer. (See death benefits described above under Jeffrey
                               Steiner's employment agreement.)

Payments in Event of
Termination Due to
Disability:
                               Same as the Company's highest compensated officer. Currently, Jeffrey Steiner is the highest compensated officer. (See disability and termination benefits described above under Jeffrey Steiner's employment agreement.)

Payments in the event of a
"change in control":
                               2.99 times base salary and 2.99 times the average annual bonus for the preceding five years.

                        PENSION AND RETIREMENT BENEFITS

  Fairchild Retirement Plan. The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 2001, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service's limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $170,000 for 2001.

 Annual          10 Years               20 Years               30 Years               40 Years
 Salary         of Service             of Service             of Service             of Service
 ------         ----------             ----------             ----------             ----------
$ 25,000         $ 2,001                $ 4,002                $ 6,004                $ 7,313
  50,000           4,596                  9,192                 13,788                 16,711
 100,000          10,596                 21,192                 31,788                 38,336
 150,000          16,596                 33,192                 49,788                 59,961
 200,000          17,796                 35,592                 51,948                 64,286
 250,000          17,796                 35,592                 51,948                 64,286

  For purposes of determining benefits under the Fairchild Retirement Plan, the following executive officers have years of credit and average salaries as follows:

     Officer                     Average Salary                           Years of Credit
     -------                     --------------                           ----------------
Jeffrey J. Steiner                  $164,000                              10 yrs., 6 mths.
Michael T. Alcox                    $164,000                              10 yrs., 6 mths.
John L. Flynn                       $164,000                              13 yrs., 8 mths.
Donald E. Miller                    $164,000                               9 yrs., 6 mths.
Eric I. Steiner                     $164,000                               9 yrs., 3 mths.

  Supplemental Executive Retirement Plans. The Company has two Supplemental Executive Retirement Plans for certain key executives which provide additional retirement benefits based on final average earnings and years of service, as follows:

                                    Unfunded SERP                   Funded SERP
                         ------------------------------------ -----------------------
 Retirement Benefits     Provides a maximum retirement        Same as the Unfunded
                         benefit (in the aggregate for both   SERP.
                         Supplemental Executive Retirement
                         Plans)
                         equal to the difference between (i)
                         sixty percent (60%) of the
                         participant's highest base salary
                         for five consecutive years of the
                         last ten years of employment, and
                         (ii) the aggregate of other pension
                         benefits, profit sharing benefits,
                         stock option benefits and primary
                         Social Security payments to which
                         the participant is entitled.
 Funding                 This is an unfunded obligation of    This plan is a funded
                         the Company, not subject to ERISA    obligation of the
                         regulations. The Company makes       Company. Such funding
                         discretionary contributions to a     contributions are not
                         Rabbi Trust to help meet its         assets available to the
                         obligations under this plan, but the creditors of the
                         assets under such trust are subject  Company.
                         to the claims of the Company's
                         creditors.
 Pre-Retirement          Subject to the approval of the       None.
 Distributions           Compensation Committee, the plan
                         permits participants who are age 60
                         or over, to elect to receive a lump
                         sum retirement advance on an
                         actuarially reduced basis.
 Participants            Executive Officers. All persons      Same as the unfunded
                         named in the Summary Compensation    plan.
                         Table are eligible for participation
                         in this plan.
 Special Years of        Pursuant to a letter agreement with  None
 Service Accreditation   Mr. Miller, for purposes of
                         determining years of service with
                         the Company under the Supplemental
                         Executive Retirement Plans, Mr.
                         Miller may be credited with two
                         years of service for each of the
                         first ten years he is employed by
                         the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

  The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

  The Compensation and Stock Option Committee is composed of at least two non-employee Directors. It has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment.

Compensation Philosophy

  The Committee's goals are to:

  .  Provide compensation competitive with other similar companies.

  .  Reward executives consistent with the performance of the Company.

  .  Recognize individual performance.

  .  Encourage executives to increase shareholder value.

Components of Executive Officer Compensation

  Cash Compensation (Base Salary and Annual Incentive Bonus)--The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and/or the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

  Mix Between Salary and Annual Incentive Pay--The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of assigned business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is "at risk." The award and size of the performance bonus are based upon: (i) the executive officer's performance against goals determined by the Company's Chief Executive Officer; and/or (ii) the performance of the executive officer's unit within the Company against that unit's goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

  The Committee approved salary and annual incentive pay for the Company's named executive officers as set forth under the Summary Compensation Table of this Proxy Statement.

  Stock Option Grants--The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of shareholder value and serve as an additional incentive to promote the success of the Company. In fiscal 2001, the Committee approved the grant of 123,665 stock options to the Company's executive officers and 172,741 stock options to other employees. Included in these grants were 95,000 stock options granted to the named executive officers. The CEO received 45,000 stock options.

  Total Compensation Program--The Committee believes that the total compensation program for executives of the Company (cash compensation, bonuses and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced.

Compensation of CEO

  Jeffrey J. Steiner has served as Chairman of the Board and Chief Executive Officer of the Company since 1985, and as President from July 1991 through September 1998. In fixing Mr. Steiner's salary and target bonus levels, as well as determining the size of stock options, if any, the Committee and the Board typically review the strategic direction and financial performance of the Company, including enterprise value, revenue and profit levels. In addition, the Committee reviews Mr. Steiner's performance as Chairman of the Board and Chief Executive Officer, his importance to the Company and his success in implementing its strategic goals both through his entrepreneurial actions and investment banking acumen.

  Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. These include the disposition of non-core assets and an increased focus of the Company's efforts on its aerospace parts business.

  Base Compensation--Mr. Steiner's base compensation for fiscal 2001 was $1,700,000 pursuant to his employment agreement with the Company and $400,000 pursuant to his employment agreement with Banner Aerospace, plus $400,000 for services in Switzerland.

  Incentive Compensation Performance Goals--The performance goals for and maximum amount of Mr. Steiner's incentive compensation (i.e., compensation beyond base salary) approved by the shareholders at the last Annual Meeting, were as follows:

  1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 2001, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

  2. If the Company engages in an extraordinary transaction (e.g. purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2001, the Chief Executive Officer may receive up to two and one-half percent (2 1/2%) of the total value of the transaction.

  3. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  Incentive Compensation for 2001 Transactions--The Committee determined that Mr. Steiner should receive $266,300 as incentive compensation for fiscal 2001. The total incentive compensation paid to Mr. Steiner for fiscal 2001 is within the performance goals approved last year by the shareholders.

  Stock Option Compensation--In fiscal 2001, the Committee approved the grant of 45,000 stock options to Mr. Jeffrey Steiner under the Stock Option Plan.

Internal Revenue Code Section 162(m)

  The Committee has considered the impact of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure the Company's incentive compensation awards to the Company's Chief Executive Officer and other executive officers in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to deduct such compensation. One of these requirements is that the shareholders approve the material terms of performance goals for such awards. To satisfy this requirement, the shareholders are being asked in this proxy statement to approve the material terms of the performance goals for the fiscal 2002 incentive compensation award for the following officers: the Senior Vice President, Tax, the Chief Financial Officer, the Executive Vice President, the President and the Chief Executive Officer.

  Respectfully submitted by the members of the Compensation and Stock Option Committee of the Board of Directors:

                                          Philip David, Chairman

                                          Melville R. Barlow

                                          Daniel Lebard

                                          Herbert S. Richey

                         REPORT OF THE AUDIT COMMITTEE

  The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

  The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.

  In fulfilling its responsibilities:

  . The Audit Committee reviewed and discussed with the Company's management and the independent auditors, the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K.

  . The Audit Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  . The Audit Committee received from the independent auditors written disclosures regarding the auditor's independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management.

  In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

  Respectfully submitted by the members of the Audit Committee of the Board of
Directors:

                                          Herbert S. Richey (Chairman)

                                          Melville R. Barlow

                                          Mortimer M. Caplin

                                          Steven L. Gerard

                                          Harold J. Harris

                            STOCK PERFORMANCE GRAPHS

  The following stock performance graph does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

COMPARISON TO S&P 600 SMALLCAP INDEX/S&P 600 SMALLCAP AEROSPACE/DEFENSE INDEX:

  The following graph compares the performance of the Company's Class A Stock with that of the S&P 600 Smallcap Index and the S&P Smallcap Aerospace/Defense Index (consisting of five aerospace/defense manufacturers). The graph plots the growth in value of an initial $100 investment over the indicated five year period with all dividends reinvested.

Research Data Group                            Peer Group Total Return Worksheet

FAIRCHILD CORP

                                                           Cumulative Total Return
                                                -------------------------------
---------------
                                                 6/96    6/97    6/98    6/99    6/00    6/01
FAIRCHILD CORPORATION                           100.00  123.08  138.03   87.18   33.33   47.93
S & P SMALLCAP 600                              100.00  121.69  145.37  147.81  169.08  187.87
S & P SMALLCAP 600 AEROSPACE/DEFENSE COMPANIES  100.00  138.17  191.76  158.58   91.82  137.20

[End of file]

                                STOCK OWNERSHIP

The following table shows the number of shares beneficially owned (as of August 31, 2001) by:

  . each person who we know beneficially owns more than 5% of the common stock;

  .  each director;

  .  each executive officer named in the Summary Compensation Table; and

  .  the directors and executive officers as a group.

                            Number of Shares     Percent    Number of Shares   Percent
Name                      of Class A Stock (1)   of Class of Class B Stock (1) of Class
----                      --------------------   -------- -------------------- --------
Michael T. Alcox                  40,470            *                600          *
Melville R. Barlow                34,000(2)         *                --           --
Mortimer M. Caplin               126,364(2)         *                --           --
Philip David                      43,856(2)         *                --           --
Dimensional Fund
 Advisors Inc.                 1,894,829(3)        8.41%             --           --
Robert E. Edwards              1,126,595           5.00%             --           --
John L. Flynn                     66,496(2)(4)      *                --           --
Gabelli Funds, LLC             2,444,029(3)       10.85%             --           --
Steven L. Gerard                  32,818(2)         *                --           --
Harold J. Harris                  81,230(2) (4)     *                --           --
Daniel Lebard                     49,356(2)         *                --           --
Donald E. Miller                 136,793(2) (4)     *                --           --
Herbert S. Richey                 35,730(2)         *                --           --
Eric I. Steiner                  433,396(2) (4)    1.90%          15,000          *
Jeffrey J. Steiner             7,116,479(2) (6)   27.40%       2,938,996(6)     98.08%
The Steiner Group LLC          6,102,684(3) (5)   23.99%       2,908,996(5)     97.08%
All directors and
 executive officers as a
 group (15 persons)            9,482,482(2) (7)   35.67%       2,954,596(7)     98.60%

--------
* Represents less than one percent.

(1) The Class A Stock Column includes shares of Class B Stock, which are immediately convertible into Class A Stock on a share-for-share basis. Options that are exercisable immediately or within sixty days after August 31, 2001 appear in the Class A Stock column. Outstanding warrants are exercisable into shares of either Class A Stock or Class B Stock and appear in both the Class A Stock and Class B Stock columns.

(2) Includes exercisable stock options to purchase Class A Stock, as follows:
    M. Barlow, 34,000 shares; M. Caplin, 6,000 shares; P. David, 6,000 shares;
    J. Flynn, 36,250 shares; H. Harris, 6,000 shares; D. Lebard, 34,000 shares; D. Miller, 78,750 shares; H. Richey, 6,000 shares; S. Gerard, 14,018 shares; E. Steiner, 261,011 shares; J. Steiner, 502,997 shares; Directors and Executive Officers as a group, 1,104,302 shares.

(3) Based on the following information:

  Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information as of December 31, 2000, contained in a
  Schedule 13G filed on February 2, 2001 with the SEC by Dimensional Fund Advisors, Inc.

  Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1434. Information contained in a Schedule 13D/A-9, filed on June 5, 2001 with the SEC by Gabelli Funds, Inc.

  The Steiner Group LLC, c/o Faust Rabbach Oppenheim LLP, 488 Madison Avenue, New York, NY 10022. Information provided to the Company by the shareholder.

(4) Includes shares beneficially owned, as follows: H. Harris--24,768 shares of Class A Stock owned by the Boston Private Profit-Sharing Plan and 7,500 shares held by his wife. D. Miller--300 shares of Class A Stock owned by Mr. Miller as custodian for his child; Mr. Miller disclaims any beneficial interest therein. E. Steiner--30,000 shares of Class A Stock held in The Steiner Children's Trust; 12,115 shares held in 401k Savings Plan; and 10,000 shares held in the E&P Steiner Family Investment LLC. J. Flynn-- 5,878 shares held in 401k Savings Plan.

(5) The Steiner Group LLC is a Delaware limited liability company. Jeffrey J. Steiner is its sole manager. The members are Jeffrey J. Steiner (with a 20% membership interest), and The Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner. The Steiner Group LLC holds 3,193,688 shares of Class A Stock, 2,533,996 shares of Class B Stock, and 375,000 Warrants. 1,100,000 shares of Class B Stock owned by The Steiner Group LLC have been pledged to banks as collateral for loans to Jeffrey Steiner. All 3,193,688 shares of Class A Stock owned by The Steiner Group LLC have been pledged to Bank of America together with other personal property as collateral for a line of credit and personal loans to Mr. Steiner.

(6) Mr. Jeffrey Steiner, c/o The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, VA 20166. Mr. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same shares of Class A Stock and Class B Stock owned directly or beneficially by The Steiner Group LLC, as discussed in footnote (5) to this table.

  Class A Stock shown in the table as owned by Mr. Steiner includes: (i) 6,102,684 shares owned by The Steiner Group LLC (see footnote (5)); (ii) 437,254 shares owned of record by Mr. Steiner; (iii) exercisable stock options to purchase 502,997 shares of Class A Stock (see footnote (2));
  (iv) 38,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children; (v) 30,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner as custodian for his children; (vi) 2,400 shares of Class A Stock owned by the Jeffrey Steiner Family Foundation; and (vii) 2,644 shares of Class A Stock held in his 401k Savings Plan.

  71,700 shares of Class A Stock owned by Mr. Steiner have been pledged as collateral to Bank of America.

  Class B Stock shown in the table as owned by Mr. Jeffrey Steiner include:
  (i) 2,533,996 shares and 375,000 Warrants owned by The Steiner Group LLC (see footnote (5)); and (ii) 30,000 shares of Class B Stock owned by Mr. Steiner as custodian for his children.

  Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Foundation, and shares owned by him as custodian for his children.

(7) Includes warrants as described in footnotes (1), (5) and (6) above.

                             CERTAIN TRANSACTIONS

 . The Company occasionally uses a chartered helicopter owned by an affiliate of Mr. Jeffrey Steiner. Cost for such flights charged to the Company for business related travel are comparable to those charged in arm's length transactions between unaffiliated third parties. Total amount paid by the Company in fiscal 2001 for such helicopter was approximately $200,000.

 . Jeffrey Steiner has a minority ownership interest in Mulberry Phosphates, Inc. Mulberry subleased from Fairchild approximately 1,650 square feet in Fairchild's New York office, at a rental equal to the rent paid by Fairchild to the prime landlord for such space. Due to financial difficulties, Mulberry failed to make rental payments to Fairchild under the sublease and has been evicted.

 . Pursuant to the Company's officer and director loan program, the Company has made loans to certain key employees and directors, to be used by such employees to purchase Fairchild Class A Common Stock. The amount of such loans to officers and directors in fiscal 2001, and the outstanding balance (as of June 30, 2001) of all loans to officers and directors under the stock purchase loan program, are as follows:

                                          Stock Purchase  Outstanding Balance
                                          Loans Made in  of all Stock Purchase
                                           Fiscal 2001    Loans as of 6/30/01
                                          -------------- ---------------------
   Mortimer Caplin.......................    $     0          $  105,971
   Philip David..........................          0             105,898
   John Flynn............................          0             174,678
   Steven Gerard.........................     99,377              99,377
   Harold Harris.........................          0             105,898
   Natalia Hercot (daughter of J.
    Steiner).............................          0             167,398
   Daniel Lebard.........................          0             105,898
   Donald Miller.........................          0             220,178
   Warren Persavich......................          0             174,678
   Herbert Richey........................          0             105,963
   Eric Steiner..........................          0             220,178
   Jeffrey Steiner.......................          0             174,678
                                             -------          ----------
   Total.................................    $99,377          $1,760,793
                                             =======          ==========

  All such loans are non-interest bearing, have maturity dates ranging from 1 1/2 to 4 years, and become due and payable immediately upon the termination of employment (for senior management) or director affiliation (for a director).

 . Eric Steiner (son of Jeffrey Steiner) is an executive officer of the Company. His compensation is set forth in the compensation table of the proxy statement. Natalia Hercot (daughter of Jeffrey Steiner) is a Vice President of the Company, for which she was compensated $193,000 in fiscal 2001. Thierry Steiner (son of Jeffrey Steiner) is an employee of the Company, for which he was compensated $67,000 in fiscal 2001.

                                PROPOSAL NO. 2

                          APPROVAL OF THE ISSUANCE OF
                            86,942 STOCK OPTIONS TO
                            NON-EMPLOYEE DIRECTORS
                        (Pursuant to the 2001 NED Plan)

  At the annual meeting, you will be asked to approve the Company's 2001 Non-Employee Directors Stock Option Plan (the "2001 NED Plan"). The purpose of the 2001 NED Plan is to issue an aggregate of 86,942 option shares to the Company's non-employee directors. We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. In addition, under New York Stock Exchange rules, all votes cast for or against such proposal must (in the aggregate) represent at least 50% of the outstanding shares of the Company entitled to vote on such matter.

  Because the pool of shares available under the 2001 NED Plan does not exceed 5% of the outstanding common stock of the Company, brokers have discretion to vote in favor of this proposal. Therefore, broker nonvotes will be counted as present (for quorum purposes) and entitled to vote on this proposal.

                              Summary of the Plan

  Shares Available for       The Company has seven non-employee directors.
  Stock Options:             On the date of the 2001 Annual Meeting
                             (assuming this proposal is adopted) each non-employee director will be issued stock options as follows:

                                   Number of Stock Options
                  Name                for Class A Stock
                  ----             -----------------------
                  Melville R.
                   Barlow:                 30,000
                  Mortimer M.
                   Caplin:                  2,000
                  Philip David:             2,000
                  Steven L.
                   Gerard:                  3,942
                  Harold J.
                   Harris:                 17,000
                  Daniel Lebard:           30,000
                  Herbert S.
                   Richey:                  2,000

                             The aggregate of all such options is 86,942, which represents approximately 0.39% of the Company's issued and outstanding Class A stock as of October 1, 2001.

                             All stock options will be granted on the date of the 2001 Annual Meeting (after obtaining shareholder approval). No stock options will be issued under the 2001 NED Plan after such date.

  Exercise Price for         The exercise price for the Stock Options shall
  Stock Options:             be 100% of the fair market value of the shares
                             on the date of the 2001 Annual Meeting.

  Payment of Stock
  Option Exercise Price:
                             The holder of an option can choose to pay the exercise price in cash, with the Company's common stock (valued at the closing price of the common stock on the date of exercise), or by cashless exercise. In a cashless exercise, the option holder irrevocably instructs his or her broker to sell the shares to be acquired upon exercise of the option and pay the exercise price to the Company.

  Eligibility:               All non-employee directors of the company are
                             eligible to receive stock options under the 2001 NED Plan. There are seven such directors.
                             The amount of stock options issued to each non-employee director is different. (See caption above, "Shares Available for Stock
                             Options.")

  Administration of the      The 2001 NED Plan will be administered by the
  Plan:                      Board (excluding, non-employee directors). The
                             Board will be authorized to interpret the 2001
                             NED Plan but will have no discretion with respect to the selection of directors to receive options, the date on which stock options will be issued, the number of shares subject to the 2001 NED Plan, or the purchase price for the shares subject to options.

  Amendments to the          The Board may terminate, amend or modify the
  Plan:                      2001 NED Plan at any time. However, any
                             amendment or modification that increases the total amount of stock on which options may be granted under the 2001 NED Plan, changes the manner of determining the option price, changes the classes of individuals eligible to receive options, changes the number of options which may be granted to each director, changes the times when such options are granted, or materially increases the benefits under the 2001 NED Plan will require the consent of the Company's stockholders.

  Exercise of Stock          All stock options under the 2001 NED Plan will
  Options:                   contain the following vesting schedule: (i)
                             after one year from the date of grant, the holder may exercise up to 25% of the stock options covered by the award; (ii) after two years from the date of grant, the holder may exercise up to 50% of the stock options covered by the award; (iii) after three years from the date of grant, the holder may exercise up to 75% of the stock options covered by the award; and (iv) after four years from the date of grant, the holder may exercise up to 100% of the stock options covered by the award. All options will expire ten years after the date of grant of the award.

                             If a non-employee director ceases to serve as a member of the Board (other than due to death or disability), all options granted to such director under the 2001 NED Plan shall expire three months thereafter, or on their stated expiration date, whichever occurs first.

                             If a non-employee director ceases to serve as a member of the Board due to death or disability, all options granted to such director under the 2001 NED Plan shall expire one year thereafter, or on their stated expiration date, whichever occurs first.

  Deferment of Gain:         Pursuant to the Company's stock option
                             deferral plan, directors may elect to defer the gain upon exercise of any stock options granted under the 2001 NED Plan. The "gain" is the difference between the exercise price of a stock option and the value of the shares on the date the option is exercised. If a director elects to defer the gain, he will receive deferred compensation units from the Company, equal to the dollar amount of the gain divided by the fair market value of the Company's common stock. At the end of the deferral period, the director will receive the number of shares of Class A Common Stock equal to the number of deferred compensation units previously issued to the director.

  Tax Consequences. The following discussion addresses certain U.S. federal income tax consequences in connection with the 2001 NED Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion. Stock Options under the 2001 NED Plan shall be "Non-Qualified Stock Options." A Non-Qualified Stock Option results in no taxable income to the optionee or deduction to the Company at the time it is granted. Except for any director who elects to defer gain as described above under "Deferment of Gain," an optionee exercising a Non-Qualified Stock Option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

  Beneficiaries of Plan. If the 2001 NED Plan is approved at the Annual Meeting, the non-employee directors will immediately receive stock options in the amounts set forth above (under the caption "Shares Available for Stock Options") next to each director's name. Such stock options shall be exercisable at the fair market value of the Company's Class A Stock as of the date of the Annual Meeting. As of September 25, 2001, the closing price on the New York Stock Exchange for the Company's Class A Stock was $3.90 per share.

  The stock options issued to the non-employee directors under the 2001 NED Plan are in addition to (and not in lieu of) stock options issued yearly to non-employee directors under the 1996 NED Plan. The 1996 NED Plan is described in this Proxy Statement under the caption "Directors Compensation."

  A copy of the 2001 NED Plan is attached hereto as Appendix 1.

                                PROPOSAL NO. 3

                       APPROVAL OF PERFORMANCE GOALS AND
           INCENTIVE COMPENSATION FOR THE SENIOR VICE PRESIDENT, TAX

  At the annual meeting, you will be asked to approve one of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2002 incentive compensation awards for the Company's Senior Vice President, Tax (Mr. John Flynn).

  Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

  . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

  . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  The purpose of seeking shareholder approval of the incentive compensation award for the Senior Vice President, Tax, is to meet the requirements of
Section 162(m). We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

  Performance Goals. On September 20, 2001, the Company's Compensation and Stock Option Committee established performance goals for the Senior Vice President, Tax's, fiscal 2002 incentive compensation award and the maximum amount payable to the Senior Vice President, Tax, if the goal is achieved. The performance goals and maximum amount payable for fiscal 2002 are as follows:

  1. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the Senior Vice President, Tax, may receive up to 1 percent of the total value of the transaction.

  2. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Senior Vice President, Tax, in fiscal 2002 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

  Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the Senior Vice President, Tax, will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

                                PROPOSAL NO. 4

                       APPROVAL OF PERFORMANCE GOALS AND
            INCENTIVE COMPENSATION FOR THE CHIEF FINANCIAL OFFICER

  At the annual meeting, you will be asked to approve one of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2002 incentive compensation awards for the Company's Chief Financial Officer (Mr. Michael Alcox).

  Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

  . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

  . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  The purpose of seeking shareholder approval of the incentive compensation award for the Chief Financial Officer is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

  Performance Goals. On September 20, 2001, the Company's Compensation and Stock Option Committee established performance goals for the Chief Financial Officer's fiscal 2002 incentive compensation award and the maximum amount payable to the Chief Financial Officer if the goal is achieved. The performance goals and maximum amount payable for fiscal 2002 are as follows:

  1. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the Chief Financial Officer may receive up to 1/2 of 1 percent of the total value of the transaction.

  2. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Financial Officer in fiscal 2002 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

  Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the Chief Financial Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

                                PROPOSAL NO. 5

           APPROVAL OF PERFORMANCE GOALS AND INCENTIVE COMPENSATION
                       FOR THE EXECUTIVE VICE PRESIDENT

  At the annual meeting, you will be asked to approve one of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2002 incentive compensation awards for the Company's Executive Vice President (Mr. Donald Miller).

  Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

  . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

  . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  The purpose of seeking shareholder approval of the incentive compensation award for the Executive Vice President is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

  Performance Goals. On September 20, 2001, the Company's Compensation and Stock Option Committee established performance goals for the Executive Vice President's fiscal 2002 incentive compensation award and the maximum amount payable to the Executive Vice President if the goal is achieved. The performance goals and maximum amount payable for fiscal 2002 are as follows:

  1. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the Executive Vice President may receive up to 1 percent of the total value of the transaction.

  2. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Executive Vice President in fiscal 2002 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

  Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the Executive Vice President will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

                                PROPOSAL NO. 6

                                  APPROVAL OF
                             PERFORMANCE GOALS AND
                          INCENTIVE COMPENSATION FOR
                                 THE PRESIDENT

  At the annual meeting, you will be asked to approve the material terms of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2002 incentive compensation awards for the Company's President (Dr. Eric Steiner).

  Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

  . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

  . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  The purpose of seeking shareholder approval of the President's incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

  Performance Goals. On September 20, 2001, the Company's Compensation and Stock Option Committee established performance goals for the President's fiscal 2002 incentive compensation award and the maximum amount payable to the President if the goal is achieved. The performance goals and maximum amount payable for fiscal 2002 are as follows:

  1. If the Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) of Fairchild Fasteners in Fiscal 2002, as computed in the same manner as under the Company's Credit Agreement in effect as of July 1, 2001, is more or less than Fairchild Fasteners planned EBITDA ("Fairchild Fasteners Target EBITDA") as submitted to the Board of Directors of the Company on September 20, 2001, then the President may receive an incentive compensation award in accordance with the following table:

     Percentage of
     Fairchild Fasteners
     Target EBITDA           Percentage of Base Salary
     -------------------     -------------------------
     Less than 80%                       0%
     80% or more, but less
      than 90%                          35%
     90% or more, but less
      than 95%                          50%
     95% or more, but less
      than 100%                         65%
     100% or more, but less
      than 105%                         80%
     105% or more, but less
      than 110%                        100%
     110% or more                      125%

  2. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the President may receive up to two percent (2%) of the total value of the transaction.

  3. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  All of the foregoing will be computed in such a manner as to avoid duplication.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the President in fiscal 2002 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

  Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the President will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

                                PROPOSAL NO. 7

                                  APPROVAL OF
                             PERFORMANCE GOALS AND
                          INCENTIVE COMPENSATION FOR
                          THE CHIEF EXECUTIVE OFFICER

  At the annual meeting, you will be asked to approve the material terms of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2002 incentive compensation awards for the Company's Chief Executive Officer (Mr. Jeffrey Steiner).

  Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

  . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

  . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

  . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  The purpose of seeking shareholder approval of the Chief Executive Officer's incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

  Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

  Performance Goals. On September 20, 2001, the Company's Compensation and Stock Option Committee established performance goals for the Chief Executive Officer's fiscal 2002 incentive compensation award and the maximum amount payable to the Chief Executive Officer if the goals are achieved. The performance goals and maximum amounts payable for fiscal 2002 are as follows:

  1. If the Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) of The Fairchild Corporation in Fiscal 2002, as computed in the same manner as under the Company's Credit Agreement in effect as of July 1, 2001, is more or less than the Company's EBITDA ("Fairchild Target EBITDA") as submitted to the Board of Directors of the Company on September 20, 2001, then the Chief Executive Officer may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

     Percentage of Fairchild Target    Percentage of Aggregate
     EBITDA                                  Base Salary
     ------------------------------    -----------------------
     Less than 80%                                0%
     80% or more, but less than 90%              35%
     90% or more, but less than 95%              50%
     95% or more, but less than 100%             75%
     100% or more, but less than 105%           110%
     105% or more, but less than 110%           130%
     110% or more                               175%

  2. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the Chief Executive Officer may receive up to two and one-half percent (2 1/2) of the total value of the transaction.

  3. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

    . There shall be no cash incentive compensation awards on acquisitions by the Company;

    . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

    . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

  All of the foregoing will be computed in such a manner as to avoid duplication.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 2002 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

  Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP has served as the Company's independent auditor since 1968. No change is contemplated. Representatives of Arthur Andersen will be available at the annual meeting to make a statement, if they so desire, and to respond to appropriate questions.

Audit Fees

  The aggregate fees billed by Arthur Andersen LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $610,000. More than 50% of the Fiscal 2001 audit work was performed by full-time employees of Arthur Andersen.

Financial Information Systems Design and Implementation Fees

  For the fiscal year ended June 30, 2001, there were no fees billed by Arthur Andersen LLP for professional services relating to information technology or financial information systems design and implementation.

All Other Fees

  The aggregate fees billed by Arthur Andersen LLP, for services rendered to the Company for the fiscal year ended June 31, 2001, other than for services described above under "Audit Fees," were $150,000.

  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                             SHAREHOLDER PROPOSALS

  If you want to include a shareholder proposal in the proxy statement for the 2002 annual meeting, it must be delivered to the Company before June 12, 2002.

  If you want to submit a shareholder proposal for the 2002 annual meeting but you do not require that such proposal be included in the Company's proxy materials, you must notify the Company of such proposal before August 26, 2002. If such notice is not received by August 26, 2002, the proposal shall be considered untimely and shall not be presented at the 2002 annual meeting.

  All shareholder proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, and should be submitted to the Company's headquarters, 45025 Aviation Drive, Suite 400, Dulles, VA 20166-7516, Attention: Secretary.

                                 ANNUAL REPORT

  The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001, was mailed to shareholders with or prior to mailing of this proxy statement. The Company will provide free of charge to any shareholder as of the record date who so requests in writing, a copy of the Company's annual report on Form 10-K for fiscal 2001. Requests for such copies should be directed to Donald E. Miller, Executive Vice President & Secretary, The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, VA 20166-7516.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Executive Vice President & Secretary

                                                                     Appendix 1

                          2001 NON-EMPLOYEE DIRECTORS
                             STOCK OPTION PLAN OF
                           THE FAIRCHILD CORPORATION

1.Purpose.

  The purpose of this 2001 Non-Employee Directors Stock Option Plan (the "Plan") is to retain qualified and competent persons to serve as members of the board of directors (the "Board") of The Fairchild Corporation (the "Company") by providing a means whereby such persons acquire an equity interest in the Company thereby securing for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the Company's future growth and continued success.

2.Administration.

  (a) The Board (excluding participation by Non-Employee Directors) shall (i) administer the Plan, (ii) establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and
      (iii) take such actions, make such determinations and issue such interpretations in connection with the Plan (or the Options issued thereunder) as it may deem necessary or advisable.

  (b) The Board may from time to time appoint a Committee (the "Committee"), comprised of at least two members of the Board who are not Non-Employee Directors, and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan. The Board or the Committee, as applicable, shall hereinafter be referred to as the "Administrator."

  (c) The Administrator shall have no discretion with respect to the selection of directors to receive Awards under the Plan, the number of shares subject to the Plan or to each Award, or the purchase price for shares subject to Awards. The Administrator shall have no authority to materially increase benefits under the Plan.

  (d) The Administrator may establish from time to time such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable in the administration of the Plan.

  (e) The Administrator may designate the Secretary of the Company or other employees of the Company to assist the Administrator in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Administrator.

3. Stock.

  The common stock (the "Common Stock") to be made the subject of Awards under the Plan shall be the shares of Class A Common Stock of the Company, $.10 par value per share. The total amount of Common Stock for which Awards may be granted under the Plan shall not exceed, in the aggregate, 86,942 shares, subject to adjustment in accordance with the provisions of Section 12 hereof.

4.Award of Options.

  (a) Awards shall be granted only to the following persons ("Non-Employee Directors"), in the amounts noted next to each person's name:

                          Number of Stock Options for
     Name                    Class A Common Stock
     ----                 ---------------------------
     Melville R. Barlow:            30,000
     Mortimer M. Caplin:             2,000
     Philip David:                   2,000
     Steven L. Gerard:               3,942
     Harold J. Harris:              17,000
     Daniel Lebard:                 30,000
     Herbert S. Richey:              2,000

  Such persons (at the time of Award): (i) are not employees of the Company, and (ii) have not been employees of the Company for the past three (3) years ("Non-Employee Directors").

  (b) All Awards granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

  (c) All Awards under this Plan shall be granted immediately after shareholder approval of the Plan, at rates set forth in Section 5 below.

  (d) Every recipient of Awards pursuant to this Plan shall be bound by the terms and provisions of this Plan (including the restriction on assignability of options set forth in Section 8 below); and, the acceptance of options pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

5.Number of Shares to Be Granted.

  Each person who is a Non-Employee Director of the Company at the time of adoption of the Plan by the stockholders shall be granted stock options (the "Awards" or "Options") at the rates set forth in Section 4 above (next to each person's name).

6.Price.

  The exercise price of each Option shall be the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the date the stockholders approve the Plan.

  The closing price of the Common Stock, as of any particular day, shall be as reported by the NYSE; provided, however, that if the Common Stock is not listed on the NYSE on the date the option price is to be determined, the option price shall be the last price reported by the NYSE prior to the option date.

7. Vesting Schedule.

  Each Award under the Plan will contain the following vesting schedule: (i) after one year from the date of grant, the holder may exercise up to 25% of the Options covered by the Award; (ii) after two years from the date of grant, the holder may exercise up to 50% of the Options covered by the Award; (iii) after three years from the date of grant, the holder may exercise up to 75% of the Options covered by the award; and (iv) after four years from the date of grant, the holder may exercise up to 100% of the Options covered by the Award.

  All Options will expire ten years after the date of grant of the Award.

8. Transferability.

  No Option may be transferable by a holder other than by will or the laws of descent and distribution. During the lifetime of a holder, the Option may be exercisable only by such holder. A holder who acquires Common Stock hereunder may only transfer such Common Stock in compliance with applicable federal and state securities laws.

9. Termination of Directorship.

  If, on or after the date the Awards are granted, a holder ceases to serve as a director of the Company for any reason other than death or disability (including: (i) resignation, (ii) removal as a director of the Company by the stockholders of the Company, with or without cause, or (iii) a holder's decision not to stand for reelection at the next shareholders meeting), the holder shall have the right to exercise any remaining Options under the holder's Award (to the extent such Options shall have vested prior to resignation, removal or other termination) on the earlier of: (a) three months after such resignation, removal or other termination, or (b) the expiration date of the Award. Thereafter, the Award and all Options thereunder shall be deemed to have expired.

10.Death or Disability.

  If, on or after the date the Awards are granted, a holder ceases to serve as a director of the Company due to death or disability, the holder (or the personal representative of the holder or the person or persons to whom the Options shall have been transferred by will or by the laws of decent and distribution), shall have the right to exercise any remaining Options under the holder's Award (to the extent such Options shall have vested prior to death or disability) on the earlier of: (a) one year after termination due to death or disability, or (b) the expiration date of the Award. Thereafter, the Award and all Options thereunder shall be deemed to have expired.

11.Payment for Stock.

  (a) The purchase price of Common Stock issued upon exercise of options granted hereunder shall be paid in full on the date of purchase. Payment shall be made either in cash or such other consideration as the Administrator deems appropriate, including, without limitation, Common Stock already owned by the holder or Common Stock to be acquired by the holder upon exercise of the option having a total fair market value, as determined by the Administrator, equal to the purchase price, or a combination of cash and Common Stock having a total fair market value, as so determined, equal to the purchase price.

  (b) Common Stock shall not be issued upon the exercise of options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the exercise of such options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe, including, without limitation, payment of any such taxes by exchanging shares of Common Stock previously owned by the holder or acquired upon the exercise of an option.

12.Stock Adjustments.

  (a) The total amount of Common Stock for which options shall be granted under the Plan and option terms (both as to the number of shares of Common Stock and the price of the option) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a Common Stock dividend on the Common Stock, a subdivision or combination of the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the following paragraph) in the event of a consolidation or a merger in which the Company will be the surviving corporation.

  (b) After the merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each holder shall, at no additional cost, be entitled, upon any exercise of his option, to receive, in lieu of the number of shares of Common Stock as to which such option shall then be so exercised, the number and class of shares of Common Stock or other securities to which such holder would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such holder had been a holder of record of a number of shares of Common Stock equal to the number of shares for which such option may then be so exercised. Comparable rights shall accrue to each holder in the event of successive mergers or consolidations of the character described above.

  (c) In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any options, all options granted under the Plan (and not previously exercised) shall immediately vest and shall terminate unless exercised at least one business day before the scheduled closing of such event; provided that any such vesting, exercise or termination shall be conditioned on the closing of such transaction; and provided further that the Board may in its discretion, require instead that all options granted under the Plan and not previously exercised shall be assumed by such other corporation on the basis provided in the preceding paragraph to the extent possible or practical.

  (d) The adjustments described in this Section 12 and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13.Rights as a Stockholder.

  A holder or a transferee of an Option shall have no rights as a stockholder with respect to any share of Common Stock covered by such holder's Option until such holder has become the holder of record of such share of Common Stock, and, except for stock dividends as provided in Section 12 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he or she shall become the holder of record thereof.

14.Amendment and Termination.

  The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that no such action of the Board, without the approval of the stockholders of the Company, may: (i) increase the total amount of Common Stock on which Options may be granted under the Plan,
(ii) change the manner of determining the option price, (iii) change the class of individuals eligible to receive Awards, (iv) change the number of Options which may be granted to each director, (v) change the times when such Options are granted, or (vi) materially increase the benefits under the Plan; provided further that no amendment, modification or termination of the Plan may in any manner affect any Option theretofore granted under the Plan without the consent of the then holder. Notwithstanding the foregoing, the Plan may not be amended more than once in any six-month period except to comply with changes in the IRC, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any rules or regulations promulgated under either the IRC or ERISA.

15.Investment Purpose.

  At the time of exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason, require the holder to (i) in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), represent in writing to the Company that it is such holder's then intention to acquire the Common Stock for investment and not with a view to the distribution thereof, or (ii) postpone the date of exercise until such time as the Company has available for delivery to the holder a prospectus meeting the requirements of all applicable securities laws.

16.Right to Remove Director.

  Nothing contained herein or in any Award shall restrict the right of the stockholders of the Company to remove any holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

17.Finality of Determinations.

  Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator shall be final and be binding and conclusive for all purposes.

18.Indemnification of Directors.

  Each director of the Company, solely in his or her capacity as a director, shall be indemnified by the Company against all costs and expenses reasonably incurred by such director in connection with any action, suit or proceeding to which he or she or any of the other directors may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award thereunder, and against all amounts paid in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid in satisfaction of a judgment in any such action, suit or proceeding, to the extent permitted by Delaware law. Upon the institution of any such action, suit or proceeding, a director of the Company shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such director undertakes to handle it on his or her own behalf.

19.Governing Law.

  The Plan shall be governed by the laws of the State of Delaware.

20.Effective Date.

  The Plan shall become effective upon the date of its adoption by the Board (September 20, 2001), subject to approval by the stockholders of the Company at the Annual Meeting to be held on November 13, 2001. If the Plan is approved by the stockholders at such Annual Meeting, Initial Stock Awards (as defined in Section 5 of the Plan) shall be issued as of such Annual Meeting date, with the exercise price determined as of such date and the expiration date for such options being ten years from such date. If the Plan is not approved by the stockholders at such Annual Meeting, the Plan shall be null and void.

21.Override.

  All transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or any action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and as deemed advisable by the Administrator.

22.DEFERRAL OF COMPENSATION

  22.1Defined Terms.

     22.1.1 "Award" means an award of stock options to a Non-Employee Director under this Plan.

     22.1.2 "Committee" means the full Board of Directors (excluding the participation of Non-Employee Directors) or a committee of two or more Directors (excluding Non-Employee Directors).

     22.1.3 "Deferral Date" means, in connection with any Deferred Compensation Unit, the date on which any deferred compensation with respect thereto would have been paid if no deferral election had been made.

     22.1.4 "Deferred Compensation Plan" means the Company's Stock Option Deferral Plan dated February 9, 1998 (as amended from time to time). Generally, participation in the Deferred Compensation Plan is limited to Executive Officers and Directors who are deemed "Accredited Investors" for purposes of Federal Securities Laws.

     22.1.5 "Deferred Compensation Units" means the right of a Non-Employee Director to receive distributions of deferred compensation pursuant to the Deferred Compensation Plan in the form of Shares, determined in accordance with the terms of this Plan and the Deferred Compensation Plan, and based on the Fair Market Value of Shares on the Deferral Date.

     22.1.6 "Dividend Equivalents" means the right of a Non-Employee Director to receive Shares equal to:

              (i) the per Share cash dividends declared by the Company from time to time,

              (ii) multiplied by the number of Deferred Compensation Units credited to the account of the Non-Employee Director as of each applicable dividend record date,

              (iii) divided by the Fair Market Value on the related dividend payment date.

     22.1.7 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as of the date on which the value is to be determined, as reported on the New York Stock Exchange or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

     22.1.8 "Shares" means shares of the Company's Class A Common Stock.

  22.2Deferred Compensation Units

     22.2.1 Granting of Deferred Compensation Units: To the extent elected by any Non-Employee Director and permitted by the Deferred Compensation Plan, the Committee may award Deferred Compensation Units to any Non-Employee Director in lieu of all or any portion of the gain that would otherwise be recognized by such Non-Employee Director upon exercise of a stock option. All Deferred Compensation Units shall be subject to the terms of this Plan and the Deferred Compensation Plan.

     22.2.2 Effect of Grants: The number of Shares distributable to Non-Employee Directors pursuant to each Deferred Compensation Unit shall be charged against the maximum number of Shares of Common Stock that may be issued under this Plan at any time. The number of Shares distributable to Non-Employee Directors pursuant to Dividend Equivalents shall not be charged against the number of Shares issuable under this Plan.

     22.2.3 Accounting; Fractional Units:

             (a) The number of Deferred Compensation Units credited to the account of any Non-Employee Director shall be rounded to the nearest one-thousandth of a Unit. The account to which Deferred Compensation Units are credited shall be an unsecured general obligation of the Company. The Company will maintain records of the number of Deferred Compensation Units for the account of each Non-Employee Director, in part, to prevent an issuance of shares of Common Stock in excess of the authorized shares.

             (b) Notwithstanding paragraph (a) above, upon distribution of any
                Shares represented by Deferred Compensation Units, the number of shares shall be rounded downward to the nearest whole share and no fractional shares shall be issued. Fractional Units remaining after the final distribution to any Non-Employee Director shall be cancelled without obligation to the Non-Employee Director.

     22.2.4 Exercise of Rights Under Awards: Shares used to pay the purchase price on the exercise of Awards subject to the Deferred Compensation Plan, shall have been held by the Non-Employee Director for a period of not less than six months (or such longer period as may be required under the terms of the Award).

                           The Fairchild Corporation

     This proxy is solicited on behalf of the Board of Directors of The Fairchild Corporation.

     The undersigned hereby appoints Jeffrey J. Steiner, John L. Flynn and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on October 1, 2001, at the Annual Meeting of Stockholders to be held on Tuesday, November 13, 2001, at 10:00 a.m. (local time) and at any adjournments or postponements thereof.

"Please Mark Inside Boxes so that Data Processing Equipment will Record Your Votes."

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

               (Continued and to be signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES, AND FOR APPROVAL OF THE OTHER PROPOSALS:

1.   ELECTION OF DIRECTORS
     // FOR all listed nominees         // WITHHELD for all.
     (except as marked to the contrary
     below).

Melville R. Barlow, Mortimer M. Caplin, Philip David, Robert E. Edwards, Steven
L. Gerard, Harold J. Harris, Daniel Lebard, Herbert S. Richey, Eric I. Steiner, and Jeffrey J. Steiner.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-----------------------------

2.   TO APPROVE THE ISSUANCE OF 86,942 STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS;
     //FOR            //AGAINST               //ABSTAIN

3. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE SENIOR VICE PRESIDENT, TAX;
     //FOR            //AGAINST               //ABSTAIN

4. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE CHIEF FINANCIAL OFFICER;
     //FOR            //AGAINST               //ABSTAIN

5. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE EXECUTIVE VICE PRESIDENT;
     //FOR            //AGAINST               //ABSTAIN

6.   TO APPROVE THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE
     PRESIDENT;
     //FOR            //AGAINST               //ABSTAIN

7. TO APPROVE THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER;
     //FOR            //AGAINST               //ABSTAIN

8.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                         Please sign exactly as name(s) appear hereon.
                         When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                         Date _________________________

                              _________________________
                                         Signature(s)

                           THE FAIRCHILD CORPORATION
                         SAVINGS PLAN FOR EMPLOYEES OF
                           THE FAIRCHILD CORPORATION

                        VOTING INSTRUCTIONS TO TRUSTEE

These voting instructions are solicited on behalf of the Board of Directors of The Fairchild Corporation.

To the Trustee:

     In accordance with the provisions of the Savings Plan for Employees of The Fairchild Corporation, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of The Fairchild Corporation to be held on November 13, 2001, and any adjournments thereof, all shares of The Fairchild Corporation standing to my credit in the Master Trust covering the foregoing Plan in which I may be a participant and which I am entitled to vote at such meeting as follows:

     The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given by 10:00 a.m. (EST) November 6, 2001, this proxy will be voted in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. The Trustee will hold your voting directions in strict confidence. The Proxy may vote in its discretion upon any other matters properly coming before the Annual Meeting and any adjournments thereof.


                         PLEASE MARK, SIGN, DATE AND RETURN THIS
                                  PROXY CARD PROMPTLY
                               (Continued on the reverse side)

                         Please sign exactly as name(s) appear hereon.
                         When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                         Date ______________________, 2001

                              ____________________________

                              ____________________________
                                           Signature(s)

"Please Mark Inside Boxes so that Data Processing Equipment will Record Your Votes."


1.   ELECTION OF DIRECTORS
     // FOR all listed nominees             // WITHHELD for all.
     (except as marked to the contrary
     below).

Melville R. Barlow, Mortimer M. Caplin, Philip David, Robert E. Edwards, Steven
L. Gerard, Harold J. Harris, Daniel Lebard, Herbert S. Richey, Eric I. Steiner, and Jeffrey J. Steiner.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------

2.   TO APPROVE THE ISSUANCE OF 86,942 STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS;
     //FOR           //AGAINST              //ABSTAIN

3. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE SENIOR VICE PRESIDENT, TAX;
     //FOR           //AGAINST              //ABSTAIN

4. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE CHIEF FINANCIAL OFFICER;
     //FOR           //AGAINST              //ABSTAIN

5. TO APPROVE ONE OF THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE EXECUTIVE VICE PRESIDENT;
     //FOR           //AGAINST              //ABSTAIN

6.   TO APPROVE THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE
     PRESIDENT;
     //FOR           //AGAINST              //ABSTAIN

7. TO APPROVE THE PERFORMANCE GOALS AND INCENTIVE COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER;
     //FOR           //AGAINST              //ABSTAIN

8.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.